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CROMPTON ANNOUNCES EUROPEAN COMPETITION AUTHORITY APPROVAL OF PROPOSED MERGER WITH GREAT LAKES CHEMICAL

MIDDLEBURY, CT - June 15, 2005 - Crompton Corporation (NYSE: CK) today announced that it has today received formal clearance from the European competition authorities of its proposed merger with Great Lakes Chemical Corporation (NYSE: GLK).

Shareholders of both companies will vote on the merger on July 1, 2005.

Crompton Corporation, with 2004 sales of $2.5 billion, is a producer and marketer of specialty chemicals and polymer products. Additional information concerning Crompton Corporation is available at www.cromptoncorp.com.